                                                                   EXHIBIT 12.1


FIRST BUSEY CORPORATION
RATIO OF EARNINGS TO FIXED CHARGES(4):

                                                       AS OF AND FOR THE     AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                         THREE MONTHS
                                                             ENDED
                                                           MARCH 31,
                                                        2001      2000      2000     1999      1998      1997      1996
--------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                6,432     5,566   21,290    17,950    16,503    14,750   13,047
PLUS:
  INTEREST                                               13,581    11,465   50,476    34,920    32,975    31,119   30,033
  OCCUPANCY EXPENSE                                         802       725    3,115     2,690     2,497     2,225    1,936
                                                      --------------------------------------------------------------------
     EARNINGS                                            20,815    17,756   74,881    55,560    51,975    48,094   45,016
                                                      ====================================================================


INTEREST                                                 13,581    11,465   50,476    34,920    32,975    31,119   30,033
OCCUPANCY EXPENSE                                           802       725    3,115     2,690     2,497     2,225    1,936
                                                      --------------------------------------------------------------------
     FIXED CHARGES                                       14,383    12,190   53,591    37,610    35,472    33,344   31,969
                                                      ====================================================================

RATIO OF EARNINGS TO FIXED CHARGES, INCLUDING
   DEPOSIT INTEREST                                        1.45      1.46     1.40      1.48      1.47      1.44     1.41
                                                      ====================================================================


INCOME BEFORE INCOME TAXES                                6,432     5,566   21,290    17,950    16,503    14,750   13,047
PLUS:
  INTEREST, NON DEPOSIT                                   1,554     2,005    8,190     3,835     2,333     1,117    1,323
  OCCUPANCY EXPENSE                                         802       725    3,115     2,690     2,497     2,225    1,936
                                                      --------------------------------------------------------------------
     EARNINGS                                             8,788     8,296   32,595    24,475    21,333    18,092   16,306
                                                      ====================================================================

INTEREST, NON DEPOSIT                                     1,554     2,005    8,190     3,835     2,333     1,117    1,323
OCCUPANCY EXPENSE                                           802       725    3,115     2,690     2,497     2,225    1,936
                                                      --------------------------------------------------------------------
     FIXED CHARGES                                        2,356     2,730   11,305     6,525     4,830     3,342    3,259
                                                      ====================================================================

RATIO OF EARNINGS TO FIXED CHARGES, EXCLUDING
   DEPOSIT INTEREST                                        3.73      3.04     2.88      3.75      4.42      5.41     5.00
                                                      ====================================================================